Exhibit 99.1

FOR IMMEDIATE RELEASE

May 7, 2026	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FISCAL 2026 SECOND QUARTER ENDED MARCH 31, 2026

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the fiscal 2026 second quarter.

Key highlights of the Company’s financial results include:

•	Total Revenues for the quarter decreased 3.1% to $33.2 million compared to the fiscal 2025 second quarter

•	Same Store Sales[1] for Company-owned Bad Daddy’s restaurants decreased 0.8% and Good Times restaurants decreased 0.8% for the quarter compared to the fiscal 2025 second quarter and are -1.0% and -1.9% year-to-date for our Bad Daddy’s and Good Times brands, respectively.

•	Net Income Attributable to Common Shareholders was $0.1 million for the quarter

•	Adjusted EBITDA[2] (a non-GAAP measure) was $1.4 million for the quarter

•	The Company ended the quarter with $2.7 million in cash and $1.0 million of long-term debt

“We have engaged a new creative agency for our Good Times brand and expect new campaigns to begin late in the third fiscal quarter, which will include the return of cheese curds, a side item that has been heavily requested from our guests since its elimination last May, and a competitively priced special for our Bambinos, our guest-favorite cheeseburger sliders. Bad Daddy’s began its Monthly Drops promotion at Bad Daddy’s in March, which is a reimagined version of our prior LTO program designed to create value on our core menu while creating both employee and guest excitement with more frequent burger introductions that are check-average and margin accretive.” Ryan M. Zink, the Company’s Chief Executive Officer, said.

Mr. Zink continued, “Same store sales improved sequentially from the prior quarter at both concepts as did Adjusted EBITDA, operating in a segment with intensifying competition and cost pressures. I am pleased at the improvements in restaurant level operating profit2 (a non-GAAP measure) at our Good Times brand and our stable restaurant level operating profit as a percent-of-sales at our Bad Daddy’s brand, compared to the second quarter of fiscal 2025. We have reduced our debt position and improved liquidity which is intended to provide greater financial flexibility and optionality to create value for shareholders.”

Conference Call: Management will host a conference call to discuss its fiscal 2026 second quarter financial results on Thursday, May 7, 2026 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Chief Accounting Officer.

The conference call can be accessed by registering online at Q2 2026 GTIM Earnings Call and you will be provided with dial in details. The live webcast will be accessible from the Company's investor relations website on the Events page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. owns, operates, and licenses 38 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 30 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA and Restaurant Level Operating Profit to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC, and other subsequent filings with the SEC.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Second Quarter		Year-to-Date
	March 31, 2026 (13 Weeks)	April 1, 2025 (13 Weeks)	March 31, 2026 (26 Weeks)	April 1, 2025 (27 Weeks)
NET REVENUES:
Restaurant sales	$33,124	$34,140	$65,497	$70,105
Franchise and other revenues	108	139	441	507
Total net revenues	33,232	34,279	65,938	70,612

RESTAURANT OPERATING COSTS:
Food and packaging costs	9,828	10,477	19,669	21,840
Payroll and other employee benefit costs	11,387	11,826	22.597	24,609
Restaurant occupancy costs	2,524	2,583	5,033	5,266
Other restaurant operating costs	4,951	4,918	9,513	9,659
Preopening costs	-	-	-	8
Depreciation and amortization	878	996	1,818	2,014
Total restaurant operating costs	29,568	30,800	58,630	63,396

General and administrative costs	2,196	2,578	4,251	5,166
Advertising costs	984	915	2,259	2,044
Impairment of long-lived assets	227	494	227	494
Loss (gain) on asset disposals	85	6	99	(51)
Total costs and expenses	33,060	34,793	65,466	71,049

INCOME (LOSS) FROM OPERATIONS	172	(514)	472	(437)

OTHER (EXPENSE) INCOME:
Interest and other expense, net	(36)	(56)	(87)	(102)
Other income	-	-	-	140
Total other (expense) income	(36)	(56)	(87)	38

NET INCOME (LOSS) BEFORE INCOME TAXES	136	(570)	385	(399)

Provision for income taxes	23	(57)	(28)	(54)

NET INCOME (LOSS)	$159	$(627)	$357	$(453)
(Income) loss attributable to non-controlling interests	(10)	3	(27)	(7)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$149	$(624)	$330	$(460)

NET INCOME (LOSS) PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$0.01	$(0.06)	$0.03	$(0.04)
Diluted	$0.01	$(0.06)	$0.03	$(0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,557,896	10,628,318	10.556,006	10.656.481
Diluted	10,650,896	10,628,318	10,649,006	10,656,481

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Selected Balance Sheet Data	March 31, 2026	September 30, 2025

Cash and cash equivalents	$2,749	$2,605

Current assets	$5,844	$5,254

Total assets	$81,041	$83,807

Current liabilities	$14,732	$14,378

Shareholders’ equity	$34,195	$33,811

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s				Good Times
	Fiscal Second Quarter		Year-to-Date		Fiscal Second Quarter		Year-to-Date
	2026	2025	2026	2025	2026	2025	2026	2025
	(13 weeks)	(13 weeks)	(26 weeks)	(27 weeks)	(13 weeks)	(13 weeks)	(26 weeks)	(27 weeks)

Restaurant sales	$23,920	$24,817	$47,123	$50,895	$9,204	$9,323	$18,374	$19,210
Restaurants open at beginning of period	37	39	38	39	27	27	27	25
Restaurants opened or acquired during period	-	-	-	-	-	-	-	2
Restaurants closed during period		-	1	-	1	-	1	-
Restaurants open at period end	37	39	37	39	26	27	26	27

Restaurant operating weeks	481.0	507.0	963.0	1,053.0	348.5	351.0	699.5	716.5

Average weekly sales per restaurant	$49.7	$48.9	$48.9	$48.3	$26.4	$26.6	$26.3	$26.8

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Reconciliation of U.S. GAAP Results to Non-GAAP Measurements

Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit (In thousands):

	Fiscal Second Quarter		Year-to-Date
	2026	2025	2026	2025
	(13 weeks)	(13 weeks)[1]	(26 weeks)	(27 weeks)[1]

Income (loss) from operations	$172	$(514)	$472	$(437)
Less:
Franchise and other revenues	108	139	441	507
Add:
General and administrative	2,196	2,578	4,251	5,166
Depreciation and amortization	878	996	1,818	2,014
Advertising costs	984	915	2,259	2,044
Impairment of long-lived assets	227	494	227	494
Loss (gain) on asset disposals	85	6	99	(51)
Preopening costs	-	-	-	8
Restaurant-level operating profit	$4,434	$4,336	$8,685	$8,731

[1]	Certain prior year activity has been reclassified from Other restaurant operating costs to Advertising costs to conform to the current year’s presentation. Such reclassification resulted in an increase to Advertising costs and Restaurant-level operating profit (a non-GAAP measure) for the second fiscal quarter 2025 and year-to-date second fiscal quarter 2025 of approximately $0.2 million and $0.5 million, respectively.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and preopening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables set forth in this section certain unaudited information for the current and prior year fiscal quarters for fiscal 2026 and 2025, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

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Margin Analysis:

	Quarter Ended				Year-to-Date Period Ended
	March 31, 2026 (13 Weeks)		April 1, 2025 (13 Weeks)[1]		March 31, 2026 (26 Weeks)		April 1, 2025 (27 Weeks)[1]
Bad Daddy’s Burger Bar[2]:
Restaurant sales	$23,920	100.0%	$24,817	100.0%	$47,123	100.0%	$50,895	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	7,092	29.6%	7,619	30.7%	14,107	29.9%	15,834	31.1%
Payroll and benefits costs	8,168	34.1%	8,510	34.3%	16,169	34.3%	17,667	34.7%
Restaurant occupancy costs	1,625	6.8%	1,665	6.7%	3,241	6.9%	3,418	6.7%
Other restaurant operating costs	3,739	15.6%	3,591	14.5%	7,123	15.1%	7,159	14.1%
Restaurant-level operating profit (a non-GAAP measure)	$3,296	13.8%	$3,432	13.8%	$6,483	13.8%	$6,817	13.4%

Good Times Burgers & Frozen Custard:
Restaurant sales	$9,204	100.0%	$9,323	100.0%	$18,374	100.0%	$19,210	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	2,736	29.7%	2,858	30.7%	5,562	30.3%	6,006	31.3%
Payroll and benefits costs	3,219	35.0%	3,316	35.6%	6,428	35.0%	6,942	36.1%
Restaurant occupancy costs	920	10.0%	939	10.1%	1,835	10.0%	1,888	9.8%
Other restaurant operating costs	1,400	15.2%	1,407	15.1%	2,679	14.6%	2,668	13.9%
Restaurant-level operating profit (a non-GAAP measure)	$929	10.1%	$803	8.6%	$1,870	10.2%	$1,706	8.9%

Other[2]:
Restaurant occupancy costs	$(21)		$(21)		$(43)		$(40)
Other restaurant operating costs	(188)		(80)		(289)		(168)
Restaurant-level operating profit (a non-GAAP measure)	$209		$101		$332		$208

Total restaurant-level operating profit (a non-GAAP measure)	$4,434	13.4%	$4,336	12.7%	$8,685	13.3%	$8,731	12.5%

[1]	Certain prior year activity has been reclassified from Other restaurant operating costs to Advertising costs to conform to the current year’s presentation. Such reclassification resulted in an increase to Restaurant-level operating profit (a non-GAAP measure) for the second fiscal quarter 2025 and year-to-date second fiscal quarter 2025 of approximately $0.2 million and $0.5 million, respectively.

[2]	Prior to fourth quarter 2025, certain general and administrative activity now included in Other was combined and reported with the Bad Daddy's segment. In order to better align with our internal reporting and provide a better representation of restaurant-level operations, beginning with fourth quarter 2025, this activity has been removed from the Bad Daddy's segment. Fiscal 2025 figures have been recast for comparability.

Certain percentage amounts in the table above do not total due to rounding.

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Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Second Quarter		Year-to-Date
	March 31, 2026	April 1, 2025	March 31, 2026	April 1, 2025
	(13 weeks)	(13 weeks)	(26 weeks)	(27 weeks)
Calculation of Adjusted EBITDA:
Net income (loss) attributable to common shareholders, as reported	$149	$(624)	$330	$(460)
Depreciation and amortization	896	1,029	1,862	2,071
Depreciation and amortization attributable to non-controlling interest	(28)	(24)	(54)	(50)
Provision for income taxes	(23)	57	28	54
Interest expense, net	36	56	87	102
EBITDA	1,030	494	2,253	1,717
Preopening expense [1]	-	-	-	8
Non-cash stock-based compensation [2]	22	30	45	65
Asset impairment [3]	227	494	227	494
Non-cash loss on asset disposals [4]	86	9	101	5
Non-cash gain on asset disposals attributable to non-controlling interest [4]	-	(3)	-	(3)
Adjusted EBITDA	$1,365	$1,024	$2,626	$2,286

[1]	Represents expenses directly associated with the opening of new or acquired restaurants, including preopening rent.
[2]	Represents non-cash stock-based compensation as described in Note 13 to the unaudited condensed consolidated financial statements.
[3]	Represents costs recognized in connection with the asset impairment charges described in Note 11 to the unaudited condensed consolidated financial statements.
[4]	Represents deferred gains on previous sale-leaseback transactions on two Good Times restaurants as well as (gains) losses on miscellaneous asset disposals.

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income (loss) before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

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